   As filed with the Securities and Exchange Commission on February 13, 1998

                             Registration Statement Nos.
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                   FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

          PATRIOT AMERICAN HOSPITALITY, INC.                            WYNDHAM INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)    (Exact Name of Registrant as Specified in its Charter)
                       DELAWARE                                                  DELAWARE
           (State or Other Jurisdiction of                            (State or Other Jurisdiction of
            Incorporation or Organization)                             Incorporation or Organization)
                      94-0358820                                                94-2878485
         (I.R.S. Employer Identification No.)                      (I.R.S. Employer Identification No.)
                 1950 Stemmons Freeway                                      1950 Stemmons Freeway
                     Suite 6001                                                Suite 6001
                   Dallas, TX 75207                                          Dallas, TX 75207
                    (214) 863-1000                                            (214) 863-1000
      (Address, Including Zip Code, and Telephone               (Address, Including Zip Code, and Telephone
            Number, Including Area Code, of                           Number, Including Area Code, of
       Registrant's Principal Executive Offices)                 Registrant's Principal Executive Offices)
                   PAUL A. NUSSBAUM                                          JAMES D. CARREKER
    Chairman of the Board and Chief Executive Officer         Chairman of the Board and Chief Executive Officer
          Patriot American Hospitality, Inc.                             Wyndham International, Inc.
                 1950 Stemmons Freeway                                     1950 Stemmons Freeway
                     Suite 6001                                                Suite 6001
                   Dallas, TX 75207                                          Dallas, TX 75207
                    (214) 863-1000                                            (214) 863-1000
        (Name, Address, Including Zip Code, and                   (Name, Address, Including Zip Code, and
        Telephone Number, Including Area Code,                   Telephone Number, Including Area Code and
                 of Agent for Service)                                     of Agent for Service)


                              --------------------
                                   copies to:

                             GILBERT G. MENNA, P.C.
                            KATHRYN I. MURTAGH, ESQ.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                              Boston, MA 02109-2881
                                 (617) 570-1000

                              --------------------

     Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

================================================================================
                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                     Proposed Minimum   Proposed Maximum    Amount of
Title of Each Class of                Amount to be    Offering Price   Aggregate Offering  Registration
Securities Being Registered          Registered (1)    Per Share (2)        Price (3)         Fee (4)
-------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
per share, of Patriot American
Hospitality, Inc. paired with
Common Stock, par value $.01
per share, of Wyndham
International, Inc.

Preferred Stock, par value $.01
per share, of Patriot American
Hospitality, Inc.

Preferred Stock, par value $.01
per share, of Wyndham
International, Inc.

Total                                $1,000,000,000        N.A.        $1,000,000,000        $237,200
=======================================================================================================

(1) The amount to be registered consists of up to $1,000,000,000 of an indeterminate amount of Common Stock of Patriot American Hospitality, Inc. (the "Corporation"), and Common Stock of Wyndham International, Inc. (the "Operating Company"), which shares are paired and trade as a single unit (the "Paired Common Stock"), and Preferred Stock of the Corporation and Preferred Stock of the Operating Company. Pursuant to Rule 429 under the Securities Act of 1933, as amended, this amount includes $190,741,586 of securities being carried forward from the earlier Registration Statement of Form S-3 (Nos. 333-29671 and 333-29671-01), which have not been sold. There is also being registered hereunder such currently indeterminate number of shares of Paired Common Stock as may be issued upon conversion of the Preferred Stock of either the Corporation or the Operating Company registered hereby.

(2) The proposed maximum offering price per unit has been omitted pursuant to Securities Act Release No. 6964. The registration fee has been calculated in accordance with rule 457(o) under the Securities Act of 1933, as amended.

(3) Estimated solely for purposes of computing the registration fee. No separate consideration will be received for shares of Paired Common Stock issued upon conversion of Preferred Stock of either the Corporation or the Operating Company.

(4) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the amount of $190,741,586 of securities covered by the earlier Registration Statement of Form S-3 (Nos. 333-29671 and 333-29671-01) of the registrants is being carried forward and the corresponding registration fee of $57,800 was previously paid at the time of filing.

The Prospectus contained in this registration statement relates to and constitutes a Post-Effective Amendment to the Registration Statement of Form S-3 (Nos. 333-29671 and 333-29671-01) of the registrants, and it is intended to be the combined prospectus referred to in Rule 429 under the Securities Act of 1933, as amended.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                             SUBJECT TO COMPLETION

                PRELIMINARY PROSPECTUS DATED FEBRUARY __, 1998

                                 $950,000,000

                      PATRIOT AMERICAN HOSPITALITY, INC.

                                 COMMON STOCK
                                PREFERRED STOCK

                                  $50,000,000

                          WYNDHAM INTERNATIONAL, INC.

                                 COMMON STOCK
                                PREFERRED STOCK

  Patriot American Hospitality, Inc. (the "Corporation") and Wyndham International, Inc.(the "Operating Company" and, together with the Corporation, the "Companies"), may offer from time to time: (i) shares of common stock, $.01 par value, of the Corporation ("Corporation Common Stock") and shares of common stock, $.01 par value, of the Operating Company ("Operating Company Common Stock") which are "paired" and trade as units consisting of one share of Corporation Common Stock and one share of Operating Company Common Stock (the "Paired Common Stock"); and (ii) one or more series of shares of preferred stock, $.01 par value, of the Corporation ("Corporation Preferred Stock") and shares of preferred stock, $.01 par value, of the Operating Company ("Operating Company Preferred Stock" and, together with Corporation Preferred Stock, the "Preferred Stock") which may be, but are not required to be "paired." The Preferred Stock and the Paired Common Stock (collectively, the "Securities") may be offered separately or together, in separate series, in amounts, at prices and on terms, all to be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement"). Of the $1,000,000,000 aggregate public offering price of Securities, up to $950,000,000 will be offered by the Corporation and up to $50,000,000 will be offered by the Operating Company.

  The specific terms of the Securities for which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Preferred Stock, the specific designations and stated value per share, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; and (ii) in the case of Paired Common Stock, any public offering price. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be consistent with the Corporation's Amended and Restated Certificate of Incorporation as then in effect and/or the Operating Company's Amended and Restated Certificate of Incorporation as then in effect, as the case may be, or otherwise appropriate to preserve the status of the Corporation as a real estate investment trust (a "REIT") for federal income tax purposes. See "Restrictions on Transfers of Capital Stock."

  The applicable Prospectus Supplement will also contain information, where appropriate, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

  The Securities may be offered by the Companies directly to one or more purchasers, through agents designated from time to time by the Companies or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities.

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION  NOR HAS  THE COMMISSION PASSED  UPON THE  ACCURACY OR
   ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                               ----------------

               THE DATE OF THIS PROSPECTUS IS ___________ , 1998

                             AVAILABLE INFORMATION

    The Companies have filed with the Securities and Exchange Commission (the "SEC" or "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including exhibits thereto, may be inspected and copies obtained from the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Companies file information electronically with the Commission, and the Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants (including the Companies) that file electronically with the Commission. The address of the Commission's Web Site is (http://www.sec.gov).

    The Companies are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports and proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the locations described above. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy and information statements and other information concerning the Companies can be inspected at the offices of the New York Stock Exchange (the "NYSE"), 20 Broad Street, New York, New York 10005.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents are incorporated herein by reference:

Corporation and Operating Company

    1. Current Reports on Form 8-K of the Corporation and the Operating Company dated (i) July 1, 1997 (Nos. 001-09319, 001-09320 filed July 11, 1997), (ii)
July 15, 1997 (Nos. 001-09319, 001-09320 filed July 21, 1997), (iii) July 22,
1997 (Nos. 001-09319, 001-09320 filed July 22, 1997), (iv) September 17, 1997
(Nos. 001-09319, 001-09320 filed September 17, 1997), (v) September 30, 1997, as amended (Nos. 001-09319, 001-09320 filed October 14, 1997 and October 28, 1997),
(vi) September 30, 1997 (Nos. 001-09319, 001-09320 filed November 12, 1997),
(vii) December 2, 1997 (Nos. 001-09319, 001-09320 filed December 4, 1997);
(viii) December 10, 1997 (Nos. 001-09319, 001-09320 filed December 10, 1997);
(ix) January 5, 1998 (Nos. 001-09319, 001-09320 filed January 13, 1998); and
(x) February 9, 1998 (Nos. 001-09319, 001-09320 filed February 12, 1998);

    2. Quarterly Report on Form 10-Q of the Corporation and the Operating Company (Nos. 001-09319, 001-09320) for the fiscal quarter ended June 30, 1997;


    3. Quarterly Report on Form 10-Q of the Corporation and the Operating Company (Nos. 001-09319, 001-09320) for the fiscal quarter ended September 30, 1997; and

    4. The description of the paired shares of Corporation Common Stock and Operating Company Common Stock contained or incorporated by reference in the Corporation's and the Operating Company's Registration Statement on Form 8-A (Nos. 001-09319, 001-09320), including any amendments thereto.

California Jockey Club and Bay Meadows Operating Company

    1. Annual Report on Form 10-K of California Jockey Club and Bay Meadows Operating Company (Nos. 001-09319, 001-09320) for the fiscal year ended December 31, 1996;

    2. Current Reports on Form 8-K of California Jockey Club and Bay Meadows Operating Company dated (i) February 24, 1997 (Nos. 001-09319, 001-09320 filed March 3, 1997) and (ii) May 28, 1997 (Nos. 001-09319, 001-09320 filed June 5,
1997);

    3. Quarterly Report on Form 10-Q of California Jockey Club and Bay Meadows Operating Company (Nos. 001-09319, 001-09320) for the fiscal quarter ended March 31, 1997; and

    4. Quarterly Report on Form 10-Q/A of California Jockey Club and Bay Meadows Operating Company (Nos. 001-09319, 001-09320) for the fiscal quarter ended March 31, 1997 (filed May 16, 1997).

Patriot American Hospitality, Inc. (Patriot)

    1. Annual Report on Form 10-K of Patriot American Hospitality, Inc., (No. 001-13898) for the fiscal year ended December 31, 1996;

    2. Current Reports on Form 8-K of Patriot American Hospitality, Inc., dated: (i) April 2, 1996, as amended (No. 001-13898 filed April 17, 1996 and June 14, 1996) reporting the acquisition of certain assets, (ii) December 5, 1996 (No. 001-13898 filed December 5, 1996) reporting the acquisition of certain assets, (iii) January 16, 1997, as amended (No. 001-13898 filed January 31, 1997, February 21, 1997, April 8, 1997, April 9, 1997 and May 19, 1997),
reporting the consummation of the acquisition of Carefree Resorts Corporation and Resorts Limited Partnership and certain other assets, (iv) February 24, 1997 (No. 001-13898 filed March 3, 1997) reporting the execution of a merger agreement between Patriot and California Jockey Club and (v) April 14, 1997, as amended (No. 001-13898 filed April 17, 1997 and April 18, 1997), reporting the execution of a merger agreement between Patriot and Wyndham Hotel Corporation and the related stock purchase agreement and the execution of agreements with partnerships affiliated with members of the Trammell Crow family providing for the acquisition by the Corporation of 11 full-service Wyndham-branded hotels; and

    3. Quarterly Report on Form 10-Q of Patriot American Hospitality, Inc. (No. 001-13898) as of and for the fiscal quarter ended March 31, 1997.

Wyndham Hotel Corporation (Wyndham)

    1. Annual Report on Form 10-K of Wyndham Hotel Corporation (No. 001-11723 filed March 27, 1997) for the fiscal year ended December 31, 1996;

    2. Current Reports on Form 8-K of Wyndham Hotel Corporation dated (i) April 14, 1997 (No. 001-11723 filed April 23, 1997) and (ii) July 31, 1997, as amended (No. 001-11723 filed August 15, 1997 and September 18, 1997);

    3. Quarterly Report on Form 10-Q of Wyndham Hotel Corporation
(No. 001-11723) for the fiscal quarter ended March 31, 1997;

    4. Quarterly Report on Form 10-Q/A of Wyndham Hotel Corporation (No. 001-11723) for the fiscal quarter ended March 31, 1997 (filed June 2, 1997);

    5. Quarterly Report on Form 10-Q of Wyndham Hotel Corporation
(No. 001-11723) for the fiscal quarter ended June 30, 1997;

    6. Quarterly Report on Form 10-Q/A of Wyndham Hotel Corporation
(No. 001-11723) for the fiscal quarter ended June 30, 1997 (filed August 29,
1997);

    7. Quarterly Report on Form 10-Q of Wyndham Hotel Corporation
(No. 001-11723) for the fiscal quarter ended September 30, 1997; and

    8. Proxy Statement of Wyndham Hotel Corporation (No. 001-11723) for the Annual Meeting of Stockholders held April 28, 1997 (filed March 27, 1997).

    All other documents filed with the Commission by the Corporation or the Operating Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities are to be incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. Written requests should be mailed to 1950 Stemmons Freeway, Suite 6001, Dallas, TX 75207,
Attention: Shareholder Relations (Telephone No. 214-863-1000).

                                 THE COMPANIES

The Corporation

    The Corporation is a self-administered REIT under the Internal Revenue Code of 1986, as amended (the "Code"). The Corporation owns interests in a portfolio of hotels which are diversified by franchise or brand affiliation and serve primarily major U.S. business centers. In addition to hotels catering primarily to business travelers, the Corporation's portfolio also includes world-class resort hotels and prominent hotels in major tourist destinations. The Corporation also leases approximately 174 acres of land in San Mateo, California upon which the Bay Meadows Racecourse (the "Racecourse") is situated.

    On July 1, 1997, the Corporation's predecessor, Patriot American Hospitality, Inc., a Virginia corporation ("Patriot"), consummated its acquisition of California Jockey Club ("Cal Jockey") and Bay Meadows Operating Company ("Bay Meadows") by merger (the "Cal Jockey Merger"). In the Cal Jockey Merger, Patriot merged with and into Cal Jockey, Cal Jockey changed its name to "Patriot American Hospitality, Inc." and Bay Meadows changed its name to "Patriot American Hospitality Operating Company." As a result of the Cal Jockey Merger, the Corporation became one of two hotel REITs with the paired share ownership structure. The paired share ownership structure permits the Corporation to lease certain of its existing hotels, as well as newly acquired hotels, to the Operating Company, thereby retaining for the Companies' stockholders the economic benefits of both the lease payments received by the Corporation and the operating profits realized by the Operating Company, while maintaining the tax benefits of the Corporation's status under the Code as a REIT. The paired share ownership structure also facilitates the Companies' acquisition and development of hotel management and franchise businesses, operations which the Corporation would have difficulty pursuing within a traditional REIT structure.

    On January 5, 1998, the Corporation consummated its acquisition by merger (the "Wyndham Acquisition") of Wyndham Hotel Corporation ("Wyndham"), with the Corporation being the surviving company. Upon consummation of the Wyndham Acquisition, the Operating Company, then known as Patriot American Hospitality Operating Company, changed its name to "Wyndham International, Inc." Pursuant to the Wyndham Acquisition, the Corporation acquired Wyndham's portfolio of owned and leased hotels, management and franchise agreements for Wyndham's managed and franchised properties throughout North America, management and franchise agreements for properties which are currently closed for renovation or construction or are in the process of being converted to the Wyndham brand, and Wyndham's proprietary brand names, including Wyndham/SM/, Wyndham Garden(R) and Wyndham Hotels and Resorts/SM/. In connection with the Wyndham Acquisition, the Corporation also acquired from partnerships affiliated with members of the Trammell Crow family certain full-service Wyndham-branded hotels.

    As part of their ongoing businesses, the Companies continually engage in discussions with public and private real estate entities, including, without limitation, current lessees of the Companies' hotels, regarding possible portfolio or single asset acquisitions, as well as the acquisition of hotel leasing and management operations. No assurances can be made that the Companies will acquire any such acquisition opportunities.

    The Corporation conducts substantially all of its operations through Patriot American Hospitality Partnership, L.P., a Virginia limited partnership (the "Realty Partnership"), which owns, directly and through its subsidiaries, the Corporation's interests in substantially all of the Corporation's hotels. Through its wholly-owned subsidiaries, PAH GP, Inc. and PAH LP, Inc., each a Delaware corporation, the Corporation holds the sole general partnership interest and a limited partnership interest, respectively, in the Realty Partnership.

    Since 1983, the shares of Corporation Common Stock have been paired and have traded together with the shares of Operating Company Common Stock as a single unit pursuant to a stock pairing agreement. The terms of the stock pairing agreement are set forth in the Pairing Agreement, dated as of February 17, 1983 and amended from time to time thereafter, by and between the Corporation and the Operating Company (the "Pairing Agreement"). Since the Cal Jockey Merger, the Paired Common Stock has been listed on the NYSE under the symbol "PAH."

    The Corporation's principal executive offices are located at 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207 and its telephone number at that location is (214) 863-1000.

The Operating Company

    The Corporation leases certain of its hotels to the Operating Company. The Operating Company is also engaged in the business of conducting and offering pari-mutuel wagering on thoroughbred horse racing at the Racecourse. As described above, shares of Operating Company Common Stock are paired and trade together with the shares of Corporation Common Stock as a single unit on the NYSE pursuant to the Pairing Agreement. The Operating Company conducts substantially all of its operations through Patriot American Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), which owns, directly and through its subsidiaries, the Operating Company's assets. The Operating Company holds the sole general partnership interest and a limited partnership interest in the Operating Partnership.

    The Operating Company's principal executive offices are located at 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207 and its telephone number at that location is (214) 863-1000.

                                USE OF PROCEEDS

  Unless otherwise described in the applicable Prospectus Supplement, the Companies intend to apply the net proceeds from the sale of Securities to general corporate and working capital purposes, including, without limitation, repayment of indebtedness, investment in new properties and maintenance of currently owned properties.

                     RATIOS OF EARNINGS TO FIXED CHARGES

Combined Historical Ratio of Earnings to Fixed Charges for the Corporation and the Operating Company.

  The following table sets forth the combined historical consolidated ratios of earnings to fixed charges for the Corporation and the Operating Company for the periods shown:


                                   Year Ended December 31,
                              --------------------------------     Nine Months Ended
                                   1995              1996          September 30, 1997
                              --------------    --------------     ------------------
Ratio........................    80.37x(b)           7.00x               1.04x(a)

--------
(a) Combined pre-tax income from continuing operations for the nine months ended September 30, 1997 includes costs to acquire leaseholds, a non-recurring expense, in the amount of $43,820,000.

(b) The Corporation commenced operations on October 2, 1995.


  The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of combined pre-tax, income from continuing operations plus fixed charges. Fixed charges consist of interest expense and the amortization of debt issuance costs. As of September 30, 1997, the Companies had not issued any Preferred Stock; therefore, the ratios of earnings to combined fixed charges and Preferred Stock dividend requirements are the same as the ratios of earnings to fixed charges presented above.


                         DESCRIPTION OF CAPITAL STOCK

General

    The rights of stockholders of the Corporation and the Operating Company are governed by the Amended and Restated Certificate of Incorporation of the Corporation (the "Corporation Charter") and the Amended and Restated Certificate of Incorporation of the Operating Company (the "Operating Company Charter" and, together with the Corporation Charter, the "Charters") and the Amended and Restated Bylaws of the Corporation (the "Corporation Bylaws") and the Amended and Restated Bylaws of the Operating Company (the "Operating Company Bylaws"). The rights of such stockholders are also governed by the terms of the Pairing Agreement and the Cooperation Agreement, dated December 18, 1997, between the Corporation and the Operating Company (the "Cooperation Agreement").

    Under the Charters, each of the Corporation and the Operating Company have the authority to issue 650,000,000 shares of Corporation Common Stock and Operating Company Common Stock, respectively, 100,000,000 shares of Preferred Stock, and 750,000,000 shares of excess stock, par value $.01 per share (the "Excess Stock").

    Issuances of shares of Corporation Common Stock, Operating Company Common Stock and other equity securities of the Corporation and the Operating Company are subject to the terms and conditions of the Pairing Agreement and the Cooperation Agreement.

The Pairing Agreement

     Under the Pairing Agreement, shares of Corporation Common Stock and Operating Company Common Stock shall not be transferrable or transferred on the books of such company unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of common stock of the other company. Neither the Corporation nor the Operating Company may issue shares of Corporation Common Stock or Operating Company Common Stock, as the case may be, unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of common stock of the other company and for the pairing of such shares. Each certificate issued for Corporation Common Stock or Operating Company Common Stock must be issued "back-to-back" with a certificate evidencing the same number of shares of common stock of the other company. Each certificate must bear a conspicuous legend on its face referring to the restrictions on ownership and transfer under the Pairing Agreement. The Pairing Agreement provides that each of the Corporation and the Operating Company may issue shares of capital stock of any class or series (other than Corporation Common Stock and Operating Company Common Stock), irrespective of whether such shares are convertible into shares of Corporation Common Stock and Operating Company Common Stock, without making provision for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of capital stock of the other company and for the pairing of such shares.

     In addition, pursuant to the Pairing Agreement, neither the Corporation nor the Operating Company may declare a stock dividend consisting in whole or in part of Corporation Common Stock or Operating Company Common Stock, issue any rights or warrants to purchase any shares of Corporation Common Stock or Operating Company Common Stock or subdivide, combine or otherwise reclassify the shares of Corporation Common Stock or Operating Company Common Stock unless the other company simultaneously takes the same or equivalent action.

     Pursuant to the Pairing Agreement, as desired from time to time, but no less than once each calendar year, the Corporation and the Operating Company are required to jointly arrange for the determination of the fair market value of the Operating Company Common Stock outstanding on such valuation date. Such valuation may be used from time to time by the Corporation and the Operating Company to change the allocation between the companies of the net proceeds from any issuance of paired equity. The Pairing Agreement may be terminated by the Board of Directors of either the Corporation or the Operating Company upon 30 days written notice to the other company that such termination has been approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the company seeking to terminate the agreement. In the event the Pairing Agreement is terminated, the Corporation and the Operating Company have agreed to cooperate to effect a separation of the paired shares of both companies so as to permit the separate issuance and transfer thereof.

The Cooperation Agreement

     Although a paired share structure may result in stockholders of the paired companies realizing certain economic benefits not realizable by stockholders of companies not having a paired share structure, each paired company is a separate corporate entity with a separate Board of Directors and different management teams. Accordingly, the interests of the Board of Directors and management of the paired companies may conflict and such conflicts may possibly rise to disputes between the companies. Prior to the Cal Jockey Merger, Cal Jockey and Bay Meadows experienced certain disagreements and disputes, some of which resulted in litigation between the companies. The Corporation and the Operating Company believe that these disagreements and disputes compromised the ability of Cal Jockey and Bay Meadows to operate the companies in a manner designed to maximize the potential economic benefits that could be realized for stockholders of the paired companies. The Corporation and the Operating Company believe that to increase the likelihood that the stockholders of the two companies may fully realize the economic benefits of the paired share structure, it is in the best interests of the companies and their respective stockholders that the risk of potential conflicts between the two companies be minimized. Accordingly, the Corporation and the Operating Company have entered into the Cooperation Agreement.

     Under the terms of the Cooperation Agreement, the Corporation and Operating Company are obligated to cooperate to the fullest extent possible in the conduct of their respective operations and to take all necessary action to preserve the paired share structure and to maximize the economic and tax advantages associated therewith. One of the primary objectives of the Cooperation Agreement is to set forth the understanding of the Companies that the Corporation shall have the sole right and power to authorize, effect and control issuances of paired equity (including securities convertible into paired equity) of the two companies. The Cooperation Agreement provides for a number of corporate governance mechanisms designed to accomplish this objective and the other objectives set forth therein. These mechanisms include (i) the establishment of a cooperation committee that normally considers and proposes the agenda listing the matters to be considered at any joint meeting of the Corporation Board and the Operating Company Board, (ii) the establishment of corporate matters categories and procedures for the consideration and reconsideration of matters brought before the Corporation Board and the Operating Company Board, (iii) the establishment of a hotel acquisitions committee that is to analyze, evaluate and consider potential acquisitions by the Companies of hotel properties and related assets, (iv) provisions that govern the sole authority of the Corporation to authorize, effect and control issuances of paired equity (including securities convertible into paired equity) of the two companies, and (v) the establishment of an unpaired equity committee that will have the sole authority to authorize and approve issuances of unpaired equity by the Operating Company. Unless earlier terminated at any time by the mutual consent of the Corporation and the Operating Company, the Cooperation Agreement will terminate on the date that is 12 months after the date on which the Pairing Agreement is no longer in effect. In the event of any termination of the Cooperation Agreement neither the Corporation nor the Operating Company (or any of its directors, officers, employees or agents will have any liabilty or further obligation to any other party under the Cooperation Agreement.

                      DESCRIPTION OF PAIRED COMMON STOCK

  The following description of the Paired Common Stock sets forth certain general terms and provisions of the Paired Common Stock to which any Prospectus Supplement may relate. The statements below describing the Paired Common Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Corporation Charter and the Operating Company Charter and the Corporation Bylaws and the Operating Company Bylaws.

General

  The Paired Common Stock is currently listed on the NYSE under the symbol "PAH." As of February 9, 1998, there were 99,878,341 shares of Paired Common Stock outstanding. The Paired Common Stock will, when issued, be fully paid and nonassessable.

Terms

    The holders of Paired Common Stock are entitled to one vote per share on all matters voted on by stockholders of the Corporation and the Operating Company, including elections of directors. Except as otherwise required by law, by the terms of Patriot Series A Preferred Stock (see discussion below), by the Charters with respect to Excess Stock or provided in any resolution adopted by either of the Corporation Board or the Operating Company Board with respect to any series of Preferred Stock, the holders of Paired Common Stock exclusively possess all voting power. The Charters do not provide for cumulative voting in the election of directors. Subject to the terms of the Patriot Series A Preferred Stock and any preferential rights of any outstanding series of Preferred Stock and the rights of holders of Excess Stock, the holders of shares of Paired Common Stock are entitled to such dividends as may be declared from time to time by the Corporation Board and the Operating Company Board from funds available for such purpose, and upon liquidation are entitled to receive pro rata all assets of the Corporation and the Operating Company available for distribution to such holders.

    Holders of Paired Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the Corporation or the Operating Company.

    Each of the Corporation and the Operating Company intends to furnish its stockholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

    Pursuant to the Delaware General Corporation Law (the "DGCL"), a merger or consolidation involving either of the Corporation or the Operating Company requires the approval of a majority of the outstanding shares of the constituent corporation to the transaction entitled to vote on such a matter.

Restrictions on Ownership

    For the Corporation to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Corporation in meeting this requirement, the Corporation and the Operating Company may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Corporation's or the Operating Company's outstanding equity securities. See "Restrictions on Transfers of Capital Stock."

Transfer Agent

    The transfer agent and registrar for the Paired Common Stock is American Stock Transfer & Trust Company of New York, New York.

                        DESCRIPTION OF PREFERRED STOCK

General

  The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the Cooperation Agreement, the Corporation Charter and the Operating Company Charter and any applicable amendment to the Corporation Charter or the Operating Company Charter designating terms of a series of Preferred Stock (a "Designating Amendment").

  With the exception of Preferred Stock that is convertible into Paired Common Stock, the Corporation may authorize and issue Corporation Preferred Stock without the issuance by the Operating Company of corresponding shares, and the Operating Company may authorize and issue Operating Company Preferred Stock without the issuance by the Corporation of corresponding shares. Furthermore, the Pairing Agreement does not limit the power of the Board of Directors of each of the Corporation and the Operating Company to independently determine the rights, preferences and restrictions of such shares.

  Subject to the limitations prescribed by the Cooperation Agreement and the Corporation Charter and the Operating Company Charter, respectively, the Board of Directors of each of the Corporation and the Operating Company is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designations, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof. The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. Because the Board of Directors of each of the Corporation and the Operating Company has the power to establish the preferences and rights of each class or series of Preferred Stock, the Board of Directors of each of the Corporation and the Operating Company may afford the holders of any series or class of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of Corporation Common Stock or Operating Company Common Stock, respectively. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Corporation or the Operating Company.

Terms

  Reference is made to the Prospectus Supplement relating to the Preferred Stock offered thereby for specific terms, including:

     (1) The title and stated value of such Preferred Stock and whether such Preferred Stock is paired;

     (2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

     (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

     (4) The date from which dividends on such Preferred Stock shall accumulate, if applicable;

     (5) The procedures for any auction and remarketing, if any, for such Preferred Stock;

     (6) The provision for a sinking fund, if any, for such Preferred Stock;

     (7) The provision for redemption, if applicable, of such Preferred
  Stock;

     (8) Any listing of such Preferred Stock on any securities exchange;

     (9) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Paired Common Stock, including the conversion price or rate (or manner of calculation thereof);

    (10) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock;

    (11) A discussion of federal income tax considerations applicable to such Preferred Stock;

    (12) The relative ranking and preference of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Corporation or the Operating Company, respectively;

    (13) Any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Corporation or the Operating Company, respectively; and

    (14) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Corporation as a REIT.

Rank

  Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation or the Operating Company, as the case may be, rank (i) senior to all classes or series of Paired Common Stock, and to all equity securities ranking junior to such Preferred Stock, (ii) on a parity with all equity securities issued by the Corporation or the Operating Company, respectively, the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock and (iii) junior to all equity securities issued by the Corporation or the Operating Company, respectively, the terms of which specifically provide that such equity securities rank senior to the Preferred Stock. The term "equity securities" does not include convertible debt securities.

Dividends

  Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or the Board of Directors of the Operating Company, as the case may be, out of the respective assets of the Corporation or the Operating Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the share transfer books of the Corporation or the Operating Company, as the case may be, on such record dates as shall be fixed by the Board of Directors of the Corporation or the Board of Directors of the Operating Company, as the case may be.

  Dividends on any series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Corporation or the Board of Directors of the Operating Company, as the case may be, fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are non-cumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Corporation or the Operating Company, as the case may be, will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

  If Preferred Stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of the Corporation or the Operating Company, as the case may be, of any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Preferred Stock of such series and such other series of Preferred Stock shall, in all cases, bear to each other the same ratio that accrued dividends per share on the Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

  Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, no dividends (other than of shares of Paired Common Stock or other shares of capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Paired Common Stock, or any other capital stock of the Corporation or the Operating Company, as the case may be, ranking junior to or on a parity with the Preferred Stock of such series as to dividends and upon liquidation, nor shall any shares of Paired Common Stock, or any other shares of capital stock of the Corporation or the Operating Company, as the case may be, ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation or the Operating Company, as the case may be, (except by conversion into or exchange for other capital stock of the Corporation or the Operating Company, as the case may be, ranking junior to the Preferred Stock of such series as to dividends and upon liquidation).

  Any dividend payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to shares of such series which remain payable.

Redemption

  If so provided in the applicable Prospectus Supplement, the Preferred Stock will be subject to mandatory redemption or redemption at the option of the Corporation or the Operating Company, as the case may be, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

  The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Corporation or the Operating Company, as the case may be, in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of shares of capital stock of the Corporation or the Operating Company, as the case may be, the terms of such Preferred Stock may provide that, if no such shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into the applicable shares of capital stock of the Corporation or the Operating Company, as the case may be, pursuant to conversion provisions specified in the applicable Prospectus Supplement.

  Notwithstanding the foregoing, unless (i) if a series of Preferred Stock has a cumulative dividend, full cumulative dividends on all shares of such series of Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period and (ii) if a series of Preferred Stock does not have a cumulative dividend, full dividends on all shares of the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, no shares of such series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series to preserve the status of the Corporation as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series. In addition, unless
(i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, the Corporation or the Operating Company, as the case may be, shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series (except by conversion into or exchange for capital shares of the Corporation or the Operating Company, as the case may be, ranking junior to the Preferred Stock of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series to preserve the status of the Corporation as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

  If fewer than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Corporation or the Operating Company, as the case may be, and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by any other equitable manner determined by the Corporation or the Operating Company, as the case may be.

  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed at the address shown on the stock transfer books of the Corporation or the Operating Company, as the case may be. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder. If notice of redemption of any Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation or the Operating Company, as the case may be, in trust for the benefit of the holders of any Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Stock, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or the Operating Company, as the case may be, then, before any distribution or payment shall be made to the holders of any Paired Common Stock or any other class or series of capital stock of the Corporation or the Operating Company, as the case may be, ranking junior to the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation or the Operating Company, as the case may be, the holders of each series of Preferred Stock shall be entitled to receive out of assets of the Corporation or the Operating Company, as the case may be, legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable Prospectus Supplement, plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Corporation or the Operating Company, as the case may be. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation or the Operating Company, as the case may be, are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation or the Operating Company, as the case may be, ranking on a parity with the Preferred Stock in the distribution of assets, then the holders of the Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

  If liquidating distributions shall have been made in full to all holders of Preferred Stock, the remaining assets of the Corporation or the Operating Company, as the case may be, shall be distributed among the holders of any other classes or series of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Corporation or the Operating Company, as the case may be, with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation or the Operating Company, as the case may be, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation or the Operating Company, as the case may be.

Voting Rights

  Holders of the Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

  Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock of a series remain outstanding, the Corporation or the Operating Company, as the case may be, will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of such series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such series of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock of the Corporation or the Operating Company, as the case may be, into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Corporation Charter or the Operating Company Charter or the Designating Amendment for such series of Preferred Stock, whether by merger, consolidation or otherwise (any such occurrence, an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Corporation or the Operating Company, as the case may be, may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Stock, and provided further that (A) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock or (B) any increase in the amount of authorized shares of such series or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

  The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion Rights

  The terms and conditions, if any, upon which any series of Preferred Stock is convertible into Paired Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Paired Common Stock into which the shares of Preferred Stock are convertible, the conversion price or rate (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Corporation or the Operating Company, as the case may be, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Stock.

Restrictions on Ownership

  For the Corporation to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Corporation in meeting this requirement, the Corporation may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Corporation's outstanding equity securities, including any Preferred Stock of the Corporation. Therefore, the Designating Amendment for each series of Preferred Stock of the Corporation may contain provisions restricting the ownership and transfer of the Preferred Stock. The applicable Prospectus Supplement will specify any additional ownership limitations relating to a series of Preferred Stock. See "Restrictions on Transfers of Capital Stock."

Patriot Series A Preferred Stock

     In connection with the Wyndham Acquisition, the Corporation issued 4,860,876 shares of Series A Preferred Stock (the "Patriot Series A Preferred Stock") to CF Securities, L.P., the principal shareholder of Wyndham prior to the Wyndham Acquisition, in accordance with the provisions of the Certificate of Designation for the Patriot Series A Preferred Stock (the "Certificate of Designation"). The Patriot Series A Preferred Stock is a series designated out of the Preferred Stock of the Corporation. The following is a summary of certain provisions of the Patriot Series A Preferred Stock. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Corporation Charter and the Certificate of Designation.

     Each share of Patriot Series A Preferred Stock is entitled to dividends when, as and if declared and paid on the shares of Paired Common Stock in an amount equal to the sum of the dividends paid on a share of Paired Common Stock. Dividends on the Patriot Series A Preferred Stock will rank pari passu with dividends on the shares of Paired Common Stock.

     The Patriot Series A Preferred Stock is entitled to one vote per share, voting together as a class with the shares of the Corporation Common Stock, on any matter submitted for a vote of the stockholders of the Corporation. The Patriot Series A Preferred Stock is convertible at any time into shares of Paired Common Stock on a one-for-one basis by the holders thereof, subject to the ownership limit provisions set forth in the Charters. In addition, the Patriot Series A Preferred Stock is mandatorily convertible at any time and in any amount upon notice by the Corporation, provided that the amount so converted will not cause a violation of the ownership limit provisions set forth in the Charters.

     Upon a liquidation, dissolution or winding up of the Corporation, each holder of Patriot Series A Preferred Stock is entitled to receive, on a per share basis, (i) the Dissolution Preference (as defined below) and (ii) a ratable share, together with the holders of Corporation Common Stock, in the assets of the Corporation available for distribution on the Corporation Common Stock. The term "Dissolution Preference" means, as applicable, either (A) if the Operating Company has previously been or is simultaneously liquidated, dissolved or wound up, a preference equal to the amount per share of Operating Company Common Stock which was or will be received by the holders of Operating Company Common Stock upon the liquidation, dissolution or winding up of the Operating Company or (B) if the Operating Company has not previously been or is not simultaneously liquidated, dissolved or wound up, a preference per share equal to an amount determined by an independent investment banker selected by the Corporation Board (with the agreement of the majority holder of the Patriot Series A Preferred Stock, if there is one at such time) to be equal to the then current value of a share of Operating Company Common Stock, without regard to the paired share structure of the Companies. If the Operating Company has been previously liquidated, dissolved or wound up, then any Dissolution Preference will accrue interest at the applicable federal rate from the date the liquidating distributions were made on the Operating Company Common Stock unless and until paid.

Transfer Agent

  The transfer agent and registrar for the Preferred Stock will be set forth in the applicable Prospectus Supplement. The transfer agent and registrar for the Patriot Series A Preferred Stock is American Stock Transfer & Trust Company of New York, New York.


                   RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK

     For the Corporation to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year, and such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (in each case, other than the first such year). In addition, the Corporation must meet certain requirements regarding the nature of its gross income in order to qualify as a REIT. One such requirement is that at least 75% of the Corporation's gross income for each year must consist of rents from real property and income from certain other real property investments. The rents received by Realty Partnership and its subsidiary partnerships from the Lessees will not qualify as rents from real property if the Corporation owns, actually or constructively, 10% or more of the ownership interests in any Lessee within the meaning of Section 856(d)(2)(B) of the Code, the result of which would be the loss of REIT status for the Corporation. See "Certain Federal Income Tax Considerations--REIT Qualification."

     In order to protect the Corporation against the risk of losing its status as a REIT and to otherwise protect the Corporation from the consequences of a concentration of ownership among its stockholders, the Charters provide, subject to certain exceptions, that no single person (which includes a "group" of persons) (other than an entity that is either a trust as described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code or a person that is registered under the Investment Company Act of 1940 (a "Look-Through Entity")) may Beneficially Own or Constructively Own (as those terms are defined below) in excess of 8.0% (the "Ownership Limit") of the outstanding shares of any class or series of outstanding capital stock of the Corporation or the Operating Company (collectively, the "Equity Stock"), unless the Ownership Limit is waived by the Board of Directors of the relevant company in accordance with the Charters. Any transfer of Equity Stock of the Corporation or the Operating Company that would (i) result in any person or entity owning, directly or indirectly, shares of Equity Stock of the Corporation or the Operating Company in excess of the Ownership Limit, unless the Ownership Limit is waived by the Board of Directors of the relevant corporation in accordance with the Charters, (ii) result in the capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (iii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iv) cause the Corporation to own, actually or constructively, 10% or more of the ownership interests in a tenant of the real property of the Corporation or a subsidiary of the Corporation within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio, and the intended transferee will acquire no right or interest in such shares of Equity Stock. For purposes of the Charters, "Beneficial Ownership" means, with respect to any individual or entity, ownership of shares of Equity Stock equal to the sum of (i) the shares of Equity Stock directly or indirectly owned by such individual or entity, (ii) the number of shares of Equity Stock treated as owned directly or indirectly by such individual or entity through the application of the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Equity Stock which such individual or entity is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act. The Charters provide that pension plans described in Section 401(a) of the Code and mutual funds registered under the Investment Company Act of 1940 are treated as Look-Through Entities that are subject to a 9.8% "Look-Through Ownership Limit." Pension plans and mutual funds are among the entities that are not treated as holders of stock under the "five or fewer" requirement and the beneficial owners of such entities will be counted as holders for this purpose. For purposes of computing the percentage of shares of any class or series of Equity Stock of the Corporation or the Operating Company Beneficially Owned by any person or entity, any shares of Equity Stock of the Corporation or the Operating Company which are deemed to be Beneficially Owned by such person or entity pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings. Also for purposes of the Charters, "Constructive Ownership" means ownership of shares of Equity Stock by an individual or entity who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of
Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

     Upon the occurrence of a purported transfer of shares that would result in a violation of any of the foregoing transfer restrictions, that number of shares that violate the transfer restrictions shall be automatically converted into an equal number of shares of Excess Stock and transferred to a trust (a "Trust") for the benefit of a charitable beneficiary (a "Beneficiary") effective on the Trading Day (as defined below) prior to the date of the purported transfer of such shares, and the record holder of the shares of Equity Stock that are converted into shares of Excess Stock (a "Prohibited Owner") shall submit such number of shares of Equity Stock to the Corporation or the Operating Company, as the case may be, for registration in the name of the trustee of the Trust (the "Trustee"). In the case of Equity Stock that is paired, upon the conversion of a share of Equity Stock into a share of Excess Stock, the corresponding paired share of that same class or series of Equity Stock of the other company shall simultaneously be converted into a share of Excess Stock; such shares of Excess Stock shall be paired and shall be simultaneously transferred to a Trust. Upon the occurrence of such a conversion of shares of any class or series of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by the Board of Directors of either of the Corporation as the Operating Company, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued as that particular class or series of Equity Stock.


     Shares of Equity Stock that are converted into shares of Excess Stock and transferred to a Trust shall be held in trust for the exclusive benefit of the Beneficiary. Shares of Excess Stock will remain issued and outstanding shares of stock. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Corporation Board or the Operating Company Board, as the case may be, as shares of the class or series of Equity Stock from which such Excess Stock was converted. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and (ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. The Corporation and the Operating Company shall take all measures that they determine reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock beneficially owned or constructively owned by the person who, but for the restrictions on transfer, would constructively own or beneficially own the shares of Excess Stock and, as soon as reasonably practicable following receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

     In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, the Corporation or the Operating Company, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series from which the Equity Stock was converted, that portion of the assets of the Corporation or the Operating Company, as the case may be, that is available for distribution to the holders of such class or series of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported transfer in which the Prohibited Owner gave value for shares of Equity Stock and which transfer resulted in the conversion of the shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of Equity Stock that is paired, shall equal the price paid per share multiplied by the most recent Valuation Percentage (as defined below)) and, in the case of a non-transfer event or transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which non-transfer event or transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the price per share equal to the Market Price (as defined below) on the date of such non-transfer event or transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

     Each share of Excess Stock shall entitle the holder to the number of votes the holder would have, if such share of Excess Stock was a share of Equity Stock of the same class or series from which such Excess Stock was converted, on all matters submitted to a vote at any meeting of stockholders. The holders of shares of Excess Stock converted from the same class or series of Equity Stock shall vote together with the holders of such Equity Stock as a single class on all such matters. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to vote all shares of Excess Stock. Any vote taken by a Prohibited Owner prior to the discovery by the Corporation or the Operating Company, as the case may be, that the shares of Equity Stock were exchanged for shares of Excess Stock will be rescinded as void ab initio.

     The Trustee shall have the exclusive and absolute right to designate one or more permitted transferees (each, a "Permitted Transferee") of any and all shares of Excess Stock if the Corporation or the Operating Company or both, in the case of Excess Stock that is paired, to exercise its or their option with respect to such shares as described below; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock (which, in the case of Excess Stock that is paired, shall equal the price paid per share multiplied by the most recent Valuation Percentage) and (ii) the Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the aforementioned transfer restrictions and without such acquisition resulting in the exchange of such shares of Equity Stock so acquired for shares of Excess Stock and the transfer of such shares of Excess Stock to a Trust. Upon the designation by the Trustee of a Permitted Transferee, the Trustee shall cause to be transferred to the Permitted Transferee that number of shares of Excess Stock of the Corporation or the Operating Company, as the case may be, acquired by the Permitted Transferee. Upon such transfer of the shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted. In the case of Equity Stock that is paired, upon the conversion of a share of Excess Stock into a share of Equity Stock of the same class or series from which such Excess Stock was converted, the corresponding paired share of Excess Stock of the other company shall simultaneously be converted into a share of Equity Stock of the same class or series from which such Excess Stock was converted and such shares of Equity Stock shall be paired. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Corporation Board or the Operating Company Board, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued as such. The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation or the Operating Company or both, in the case of Excess Stock that is paired, that the Permitted Transferee is the holder of record of such number of shares of Equity Stock and (ii) distribute to the Beneficiary any and all amounts held with respect to the shares of Excess Stock after making payment to the Prohibited Owner. If the transfer of shares of Excess Stock to a purported Permitted Transferee shall violate any of the aforementioned transfer restrictions including, without limitation, the Ownership Limit or the Look-Through Ownership Limit, as the case may be, such transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock. Such shares of Equity Stock shall be automatically re-converted into Excess Stock and transferred to the Trust from which they were originally sold. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the transfer to the purported Permitted Transferee and the provisions of the Charters regarding compensation to a Prohibited Owner shall apply to such shares with respect to any future transfer of such shares by the Trust.

     A Prohibited Owner shall be entitled to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i)
(a) in the case of a purported transfer in which the Prohibited Owner gave value for shares of Equity Stock and which transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) and (b) in the case of a non-transfer event or transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which non-transfer event or transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such non-transfer event or transfer and (ii) the price per share (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) received by the Trustee from the sale or other disposition of such shares of Excess Stock. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid the Prohibited Owner shall be distributed to the Beneficiary.

     Shares of Excess Stock shall be deemed to have been offered for sale by a Trust to the Corporation or the Operating Company or both, in the case of Excess Stock that is paired, or a designee of such company or companies, at a price per share equal to the lesser of (i) the price per share (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) in the transaction that created such shares of Excess Stock (or, in the case of devise, gift or non-transfer event, the Market Price at the time of such devise, gift or non-transfer event) or (ii) the Market Price on the date either company or both companies, in the case of Excess Stock that is paired, accept such offer. Either company or both companies, in the case of Excess Stock that is paired, shall have the right to accept such offer for a period of 90 days following the later of (a) the date of the non-transfer event or purported transfer which results in such shares of Excess Stock or (b) the date on which either company or both companies, in the case of Excess Stock that is paired, determine in good faith that a transfer or non-transfer event resulting in shares of Excess Stock has previously occurred, if either company or both companies, in the case of Excess Stock that is paired, do not receive a notice of such transfer or non-transfer event. In the case of Excess Stock that is paired, neither the Corporation nor the Operating Company shall accept such an offer with respect to its shares of Excess Stock without the agreement of the other company to accept such offer with respect to the corresponding shares of its Excess Stock.

     "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the shares of Equity Stock are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Equity Stock. In the case of Equity Stock that is paired, "Market Price" shall mean the "Market Price" for a share of Paired Common Stock multiplied by a fraction (expressed as a percentage) determined by dividing the value for such Equity Stock most recently determined under the Pairing Agreement over the value of a share of Paired Common Stock most recently determined under the Pairing Agreement (the "Valuation Percentage"). "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     Any person or entity that acquires or attempts to acquire shares of Equity Stock in violation of the aforementioned transfer restrictions, or any person or entity that owned shares of Equity Stock that were transferred to a Trust, shall immediately give written notice to the Corporation or the Operating Company or both, in the case of Equity Stock that is paired, of such event and shall provide such other information as the appropriate company or both companies, as the case may be, may request to determine the effect, if any, of such violation on Patriot's status as a REIT.

     Each person or entity that is an owner, actually or constructively, of shares of Equity Stock and each person or entity that (including the stockholder of record) is holding shares of Equity Stock for such an owner shall provide to the Corporation or the Operating Company or both, in the case of Equity Stock that is paired, a written statement or affidavit stating such information as the appropriate company or both companies, as the case may be, may request to determine the Corporation status as a REIT and to ensure compliance with the Ownership Limit or the Look-Through Ownership Limit, as the case may be. In addition, every person or entity that owns of record, actually or constructively, more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Stock of the Corporation or the Operating Company shall, within 30 days after January 1 of each year, provide to the Corporation or the Operating Company or both, in the case of Equity Stock that is paired, a written statement or affidavit stating the name and address of such owner, the number of shares of Equity Stock owned, actually or constructively, and a description of how such shares are held.

     All certificates representing shares of Equity Stock shall bear a legend referring to the aforementioned transfer restrictions. The transfer restrictions will continue to apply until the Corporation Board determines that it is no longer in the best interests of the Corporation to attempt to qualify, or to continue to qualify, as a REIT.

     The restrictions on transfer contained in the Charters could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of Equity Stock might receive a premium from their shares of Equity Stock over the then prevailing Market Price or which such holders might believe to be otherwise in their best interest.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The Corporation believes that it has operated and the Corporation intends to continue to operate in such a manner as to qualify as a REIT under the Code, but no assurance can be given that such companies have and will at all times so qualify.

  The provisions of the Code pertaining to REITs are highly technical and complex. The following is a brief and general summary of the material federal income tax considerations of an investment in the Corporation's and the Operating Company's Securities to the extent those considerations relate to the federal income taxation of the Corporation and the Operating Company. To the extent such considerations relate to the tax treatment of particular Securities, they will be addressed in the applicable Prospectus Supplement. Goodwin, Procter & Hoar LLP has reviewed this summary and is of the opinion that, to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions, this summary is accurate in all material respects. For the particular provisions that govern the federal income tax treatment of the Corporation and its stockholders, reference is made to Sections 856 through 860 of the Code and the regulations thereunder. The following summary is qualified in this entirety by such reference.

  The statements in this discussion and the opinions of Goodwin, Procter and Hoar LLP are based on current provisions of the Code, Treasury Regulations, the legislative history of the Code, existing administrative rulings and practices of the Internal Revenue Service (the "IRS"), and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect that accuracy of any statements in this Prospectus. See "--Impact of Proposed Tax Legislation" below for a discussion of certain legislative proposals that, if enacted, could alter the tax treatment of the Corporation and could jeopardize its ability to qualify as a REIT.

  EACH INVESTOR IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF AN INVESTMENT IN THE COMPANIES' SECURITIES.

REIT Qualification

   General

    If certain detailed conditions imposed by the provisions of the Code are met, entities such as the Corporation that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations generally are not taxed at the corporate level on their "real estate investment trust taxable income" that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" on earnings (i.e., at both the corporate and stockholder levels) that ordinarily results from the use of corporations.

    The Corporation has been and will continue to be operated in a manner intended to allow it to qualify as a REIT. The Corporation intends to operate in the future in a manner so that the Corporation will continue to qualify as a REIT. If the Corporation fails to qualify as a REIT in any taxable year, the Corporation will be subject to federal income taxation as if it were a domestic corporation, and the Corporation's stockholders will be taxed in the same manner as stockholders of ordinary corporations. In this event, the Corporation could be subject to potentially significant tax liabilities, and the amount of cash available for distribution to stockholders would be reduced and possibly eliminated. Unless entitled to relief under certain Code provisions, and subject to the discussion below regarding Section 269B(a)(3) of the Code, the Corporation also would be disqualified from re-electing REIT status for the four taxable years following the year during which qualification was lost. Failure of the Corporation's predecessor, Patriot, to have qualified as a REIT also could cause the Corporation to be disqualified as a REIT and/or subject the Corporation to significant tax liabilities.

    Goodwin, Procter & Hoar, LLP, special tax counsel to the Corporation, has rendered an opinion to the Corporation to the effect that commencing with the taxable year ending December 31, 1983, the Corporation has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Corporation's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the IRS or any court. Goodwin, Procter & Hoar LLP's opinion is based on various assumptions and is conditioned upon certain representations made by the Corporation regarding the Corporation's and Patriot's compliance with the requirements for REIT qualification. Counsel has not verified and will not verify the Corporation's and Patriot's compliance with these tests. Any inaccuracy in such assumptions and representations could adversely affect this opinion. Qualification and taxation as a REIT depends upon the Corporation's having met and continuing to meet, through actual annual operating results, the distribution levels, stock ownership, and other various qualification tests imposed under the Code. Goodwin, Procter & Hoar LLP has not reviewed and will not review the Corporation's compliance with those tests on a continuing basis. Moreover, qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations and the determination of various factual matters and circumstances not entirely within the Corporation's control. The complexity of these provisions is greater in the case of a REIT that owns hotels and leases them to a corporation with which its stock is paired. Accordingly, no assurance can be given that the Corporation will satisfy such tests on a continuing basis. As mentioned above, the opinion of Goodwin, Procter & Hoar LLP is based on current law and changes in the applicable law could adversely affect the Corporation's ability to qualify as a REIT.

   Paired Shares

    Section 269B(a)(3) of the Code provides that if the shares of a REIT and a non-REIT are paired, then the REIT and the non-REIT shall be treated as one entity for purposes of determining whether either company qualifies as a REIT. If Section 269B(a)(3) applied to the Corporation and the Operating Company, then the Corporation would not be eligible to be taxed as a REIT. Section
269B(a)(3) does not apply, however, if the shares of the REIT and the non-REIT were paired on June 30, 1983 and the REIT was taxable as a REIT on June 30, 1983. As a result of this grandfathering rule, Section 269B(a)(3) does not apply to the Corporation. There are, however, no judicial or administrative authorities interpreting this grandfathering rule and this interpretation, as well as the opinion of Goodwin, Procter & Hoar LLP regarding the Corporation's qualification as a REIT, is based solely on the literal language of the statute. Moreover, if for any reason the Corporation failed to qualify as a REIT in 1983, the benefit of the grandfathering rule would not be available to the Corporation, and the Corporation would not qualify as a REIT for any taxable year. Recently proposed amendments to these grandfathering provisions, if enacted, would severely limit the Company's ability to utilize the paired share structure to operate hotels. See "--Impact of Proposed Tax Legislation."

   Potential Reallocation of Income

    Due to the paired share structure, the Companies, and their respective subsidiary entities are controlled by the same interests. As a result, the IRS could, pursuant to Section 482 of the Code, seek to distribute, apportion or allocate gross income, deductions, credits or allowances between or among them if it determines that such distribution, apportionment or allocation is necessary in order to prevent evasion of taxes or to clearly reflect income.
The Corporation and the Operating Company believe that all material transactions between the Corporation and the Operating Company, and among them and/or their subsidiary entities, have been and will be negotiated and structured with the intention of achieving an arm's-length result. If true, the potential application of Section 482 of the Code should not have a material effect on the Corporation and the Operating Company. There can be no assurance, however, that the IRS will not challenge the terms of such transactions, or that such challenge would not be successful.

   Built-In Gain Tax

    If the Corporation recognizes gain on the disposition of an asset acquired from Wyndham during the ten-year period beginning on the date of the Wyndham Acquisition then to the extent of the asset's "built-in gain" (i.e., the excess of the fair market value of such asset at the time of the Wyndham Acquisition over its then tax basis), the Corporation will be subject to tax on such gain at the highest regular corporate rate applicable, pursuant to Treasury Regulations not yet promulgated. The Corporation would be required to distribute 95% of the excess of the amount of recognized built-in gain over the amount of tax paid in order to maintain the Corporation's qualification as a REIT. The foregoing assumes that the Corporation makes an election pursuant to IRS Notice 88-19 with respect to the Wyndham Acquisition. The Corporation will make the election pursuant to the IRS Notice 88-19 with respect to the Wyndham Acquisition if such election is available.

   Classification of the Realty Partnership as a Publicly Traded Partnership

    Section 7704 of the Code treats certain "publicly traded partnerships" as corporations. If the Realty Partnership were taxed as a corporation under these rules, the Corporation would be disqualified as a REIT. A partnership is a publicly traded partnership if interests in such partnership are either traded on an established securities market or are "readily tradable on a secondary market (or the substantial equivalent thereof)." Interests in the Realty Partnership have not and will not be traded on an established securities market. Currently, the Realty Partnership relies on restrictions on transfers and redemptions recently included in its partnership agreement in order to avoid being taxed as a corporation under Section 7704 of the Code. The Operating Partnership relies on similar restrictions to avoid taxation as a corporation. Prior to such amendments, the Realty Partnership relied on an exemption from the publicly traded partnership rules based on the nature of its income as well as a safe harbor based on the number of its partners. There can be no assurance that efforts to avoid taxation as a corporation under these provisions have been or will be successful.

Sale of Land by the Corporation

    The sale following the Cal Jockey Merger of certain land by the Corporation to an affiliate of PaineWebber Incorporated (the "PaineWebber Land Sale") was structured to qualify as a tax-deferred like-kind exchange. There can be no assurances, however, that such transaction will qualify as a tax-deferred like-kind exchange. If and to the extent the sale did not qualify as a tax-deferred like-kind exchange, any capital gain recognized by the Corporation would be taxed to the Corporation at applicable capital gains rates unless distributed to stockholders. To the extent that such recognized gain did not qualify for capital gains treatment, the gain would be combined with the Corporation's other taxable income, 95% of which must have been distributed each year in order to maintain the Corporation's status as a REIT. Notwithstanding the foregoing, in the event that the property in the PaineWebber Land Sale constituted "dealer property," then the sale could not in any event have qualified as a like-kind exchange, the gain likely would be subject to a 100% tax, and the amount of gain would constitute nonqualifying income would have disqualified the Corporation as a REIT in 1997. Although the Corporation believes that the PaineWebber Land Sale did not constitute a sale of dealer property, whether or not such sale constituted a sale of dealer property is a factual determination not susceptible of legal opinion, and the Corporation did not receive opinions from counsel on such determination. As a result, the opinion rendered by Goodwin, Procter & Hoar LLP regarding the Corporation's qualification as a REIT necessarily relies on representations from the Corporation to the effect that the sale did not constitute the sale of dealer property.

Effects of Compliance with REIT Requirements

    Operating income derived from hotels or a racetrack does not constitute qualifying income under the REIT requirements. Accordingly, substantially all of the Corporation's hotels, other than certain hotels held by corporate subsidiaries controlled by the Operating Company, have been leased to lessees and the Operating Company and the Corporation will continue to lease such hotels after the filing of this Prospectus. Similarly, the Corporation has subleased the land underlying the Racecourse and leased the related improvements to the Operating Company. Rent derived from such leases will be qualifying income under the REIT requirements, provided several requirements are satisfied. Among other requirements, a lease may not have the effect of giving the Corporation a share of the net income of the lessee, and the amount of personal property leased under the lease must not exceed a defined low level. In addition, all leases must qualify as "true" leases for federal income tax purposes (as opposed to service contracts, joint ventures or other types of arrangements). There are, however, no controlling Treasury Regulations, published rulings, or judicial decisions that discuss whether leases similar to the Corporation's leases constitute "true" leases. Therefore, there can be no complete assurance that the IRS will not successfully assert a contrary position. The Corporation (excluding certain corporate subsidiaries controlled by the Operating Company) also may not provide services, other than customary services and (beginning in 1998) de minimis non-customary services, to the Lessees or their subtenants.

    Payments under a lease will not constitute qualifying income for purposes of the REIT requirements if the Corporation owns, directly or indirectly, 10% or more of the ownership interests in the relevant Lessee. Constructive ownership rules apply, such that, for instance, the Corporation is deemed to own the assets of stockholders who own 10% or more in value of the stock of the Corporation. The Charters are therefore designed to prevent a stockholder of the Corporation from owning Corporation stock or Operating Company stock that would cause the Corporation to own, actually or constructively, 10% or more of the ownership interests in a Lessee (including the Operating Company and the Operating Partnership). Thus, the Corporation should never own, actually or constructively, 10% or more of a Lessee. However, because the relevant constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of Paired Shares, and because the provisions of the Charters referred to above may not be effective, no absolute assurance can be given that such transfers, or other events of which the Corporation has no knowledge, will not cause the Corporation to own constructively 10% or more of one or more Lessees at some future date.

    The REIT requirement tests also impose certain asset tests that limit the value of the non-real estate assets held by the Corporation. Although the Corporation will hold substantial non-real estate assets, the Corporation does not believe that the value of such assets will exceed the applicable limits. There can be no assurance, however, that the IRS will not challenge these valuations.

    In addition to the considerations discussed above, the REIT requirements will impose a number of other restrictions on the operations of the Corporation. For example, net income from sales of property sold to customers in the ordinary course of business (other than inventory acquired by reason of certain foreclosures) is subject to a 100% tax unless eligible for a certain safe harbor. Minimum distribution requirements also generally require the Corporation to distribute each year at least 95% of its taxable income for the year (excluding any net capital gain).

Impact of Proposed Tax Legislation

    The Corporation's exemption of the anti-pairing rules and its ability to utilize the paired structure could be revoked or limited as a result of future legislation. In that regard, on November 5, 1997, Representative William Archer, Chairman of the Ways and Means Committee of the House of Representatives, publicly announced that he plans to review the grandfathering rule to determine whether there should be future restrictions on companies that are grandfathered. In addition, on February 2, 1998, the Clinton Administration released a description of the Tax Proposals included in its 1999 budget proposals. If enacted, the Tax Proposals would impose a freeze on the grandfathered status of paired share REITs such as the Corporation and a prohibition on REITs acquiring, after the effective date of the legislation, common stock of a corporation representing more than 10% of the vote or value of all classes of stock of the corporation.

    There can be no assurance that such legislation or other legislation affecting REIT qualification or operations will not be enacted, and any such legislation could have a material effect on the operation of the Companies. For example, the Tax Proposals, if enacted, would prevent the Operating Company from leasing and operating real estate assets such as hotels acquired by the Corporation after the effective date of the legislation. In addition, under current law, to the extent that the Corporation acquires certain management or other assets that cannot be directly held by a REIT the Operating Company generally may contribute such assets to a taxable corporate subsidiary controlled by the Operating Company, subject to the asset tests that limit the value of non-real estate assets held by a REIT and subject to the requirements that a REIT may not hold more than 10% of the voting stock of a single corporation. The Tax Proposals would generally prohibit the use of such a structure for assets contributed to such a corporate subsidiary after the effective date of the legislation, unless the Corporation held 10% or less of the value, as well as the vote, of the corporation. See the applicable Prospectus Supplement for further discussion of this issue and any recent developments relating thereto.

Taxation of the Operating Company; Corporate Subsidiaries

    As a C corporation under the Code, the Operating Company is subject to United States federal income tax on its taxable income at corporate rates. Certain corporate subsidiaries of the Realty Partnership that are controlled by the Operating Company also are subject to federal income tax.

                             PLAN OF DISTRIBUTION

  The Corporation and the Operating Company may sell Securities through underwriters or dealers, directly to one or more purchasers, through agents or through a combination of any such methods of sale.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

  In connection with the sale of Securities, underwriters or agents may receive compensation from the Corporation, the Operating Company or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from the Corporation or the Operating Company and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Corporation or the Operating Company will be described, in the applicable Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Paired Common Stock which is listed on the NYSE. Any shares of Paired Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. The Corporation or the Operating Company may elect to list any series of Preferred Stock on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Securities.

  Under agreements into which, the Corporation or the Operating Company may enter, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Corporation or the Operating Company against certain liabilities, including liabilities under the Securities Act.

  Underwriters, dealers and agents may engage in transactions with, or perform services for, or be tenants of, the Corporation or the Operating Company in the ordinary course of business.

  In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.


                                 LEGAL MATTERS

    Certain legal matters, including the legality of the securities and federal income tax considerations, have been passed upon for the Corporation and the Operating Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts, as corporate, securities and tax counsel.


                                    EXPERTS

    The Separate and Combined Financial Statements of the Corporation and the Operating Company (formerly known as Cal Jockey and Bay Meadows, respectively) and its subsidiary as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated in this Prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report with respect thereto (which expresses an unqualified opinion and includes an explanatory paragraph relating to a proposed merger and certain disagreements between Cal Jockey and Bay Meadows) which is incorporated by reference herein. The combined financial statements of the Partnerships of Acquired Hotels as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996, incorporated in this Prospectus by reference from the report on Form 8-K/A No. 1 dated September 30, 1997 of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Each of the above referenced financial statements are incorporated herein by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

    The (a) Consolidated Financial Statements of Patriot as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the period October 2, 1995 (inception of operations) through December 31, 1995 and the related financial statement schedules, (b) the Combined Financial Statements of the Initial Hotels as of December 31, 1994 and for the year ended December 31, 1994 and the period January 1, 1995 through October 1, 1995, and (c) the Financial Statements of NorthCoast Hotels, L.L.C. as of December 31, 1996 and the period April 2, 1996 (inception of operations) through December 31, 1996 appearing in Patriot's 1996 Annual Report on Form 10-K (and with respect to the Consolidated Financial Statements of Patriot referred to above also appearing in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated July 1, 1997), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. With respect to the Combined Financial Statements of the Initial Hotels, such report is based in part on the reports of Coopers & Lybrand L.L.P., independent accountants, as set forth in their respective reports for Certain of the Initial Hotels and Troy Hotel Investors. The (a) Financial Statements of Buckhead Hospitality Joint Venture as of December 31, 1995 and for the year then ended, (b) the Combined Financial Statements of Gateway Hotel Limited Partnership and Wenatchee Hotel Limited Partnership as of December 31, 1995 and for the year then ended, and (c) the individual Statements of Direct Revenue and Direct Operating Expenses for the Plaza Park Suites Hotel and the Roosevelt Hotel for the year ended December 31, 1995, appearing in Patriot's Current Report on Form 8-K, dated April 2, 1996, as amended (filed April 17, 1996 and June 14, 1996), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The (a) Statement of Direct Revenue and Direct Operating Expenses of the Mayfair Suites Hotel for the year ended December 31, 1995, (b) Statement of Direct Revenue and Direct Operating Expenses of Marriott Windwatch Hotel for the year ended December 29, 1995, and
(c) the Financial Statements of Concorde O'Hare Limited Partnership as of December 29, 1995 and for the year then ended appearing in Patriot's Current Report on Form 8-K, dated December 5, 1996 (filed December 5, 1996), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The (a) Consolidated Financial Statements of Resorts Limited Partnership as of and for the years ended December 31, 1996 and 1995, (b) the Financial Statements of CV Ranch Limited Partnership as of and for the years ended December 31, 1996 and 1995, and (c) the Financial Statements of Telluride Resort and Spa Limited Partnership as of and for the years ended December 31, 1996 and 1995, appearing in Patriot's Current Report on Form 8-K, dated January 16, 1997, as amended (filed January 31, 1997, February 21, 1997, April 8, 1997, April 9, 1997, and May 19, 1997) have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The (a) Consolidated Financial Statements of GAH-II, L.P. as of December 31, 1996 and 1995 and for the years then ended, (b) the Financial Statements of G.B.H. Joint Venture (d/b/a Grand Bay Hotel) as of December 31, 1996 and 1995 and for the years then ended, (c) the Financial Statements of River House Associates (d/b/a Sheraton Gateway Hotel) as of December 31, 1996 and 1995 and for the years then ended, and (d) the Financial Statements of W-L Tampa, Ltd. (the Sheraton Grand Hotel) as of December 31, 1996 and 1995 and for the years then ended, appearing in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated September 30, 1997, as amended (filed October 14, 1997 and October 28, 1997), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The (a) Consolidated Financial Statements of ClubHouse Hotels, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, (b) the Combined Financial Statements of ClubHouse Acquisition Hotels as of December 31, 1996 and 1995 and for the years then ended, and (c) the Financial Statements of Valdosta C.I. Associates, L.P. as of December 31, 1994 and for the year then ended, appearing in Wyndham Hotel Corporation's Current Report on Form 8-K, dated July 31, 1997, as amended (filed August 15, 1997 and September 18, 1997), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The (a) Consolidated Financial Statements of WHG Resorts & Casinos Inc. as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997 and the related financial statement schedule, (b) Financial Statements of Posadas de San Juan Associates as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997 and the related financial statement schedule, (c) Financial Statements of WKA El Con Associates as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997, and (d) Financial Statements of El Conquistador Partnership L.P. as of March 31, 1997 and 1996, and for each of the three years in the period ended March 31, 1997, appearing in the Joint Current Reports on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated September 30, 1997 (filed November 12, 1997) and December 10, 1997 (filed December 10, 1997) have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Each of the above referenced financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    The Financial Statements of Certain of the Initial Hotels as of December 31, 1994 and for the period from January 1, 1995 to October 1, 1995 and for the year ended December 31, 1994, the Financial Statements of Troy Hotel Investors as of October 1, 1995 and for the period January 1, 1995 to October 1, 1995 and Troy Park Associates as of December 29, 1994 and for the period January 1, 1994 through December 29, 1994 included in Patriot's 1996 Annual Report on Form 10-K, the statement of Direct Revenue and Direct Operating Expenses for the Holiday Inn--Miami Airport for the year ended August 31, 1996 included in Patriot's Current Report on Form 8-K dated December 5, 1996, the Consolidated Financial Statements of Wyndham Hotel Corporation as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, included in the Annual Report on Form 10-K dated March 26, 1997 of Wyndham Hotel Corporation, the Combined Financial Statements of Snavely Hotels as of December 31, 1996 and for the year then ended, the Combined Financial Statements of Minneapolis Hotels as of December 31, 1996 and for the year then ended, and the combined statement of Direct Revenue and Direct Operating Expenses for the Met Life Hotels for the year ended December 31, 1996, included in the Report on Form 8-K dated September 17, 1997, and the Financial Statements of SCP ("Buttes") Inc. as of December 31, 1996 and for the year then ended, included in the Report on Form 8-K/A No. 1 dated September 30, 1997, the financial statements of Royal Palace Hotel Associates as of December 31, 1995 and 1996 and for the years then ended, included in the Joint Current Report on Form 8-K dated December 10, 1997, incorporated by reference in this Prospectus, and the consolidated financial statements of Interstate Hotels Company as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 included in the Report on Form 8-K dated December 10, 1997, and the financial statements of Sheraton City Centre as of December 31, 1996 and for the year then ended and the Statement of Direct Revenues and Direct Operating Expenses for the Wyndham Emerald Plaza for the year ended December 31, 1996, included in the Current Report on Form 8-K dated January 5, 1998, which is incorporated by reference herein have been audited by Coopers & Lybrand, L.L.P., independent accountants, as set forth in their reports thereon. Each of the above-referenced financial statements have been incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

    The Financial Statements of Historic Hotel Partners of Birmingham Limited Partnership as of December 31, 1994 and 1995 and for the years then ended, the Financial Statements of Historic Hotel Partners of Chicago, Limited Partnership as of December 31, 1996 and for the year then ended, and the Financial Statements of Historic Hotel Partners of Nashville, Limited Partnership as of December 31, 1996 and for the year then ended incorporated by reference in this Prospectus, have been audited by Pannell Kerr Forster PC, independent auditors, as set forth in their reports thereon. Each of the above-referenced financial statements have been incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

    The CHC Lease Partners financial statements as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the period inception (October 2, 1995) through December 31, 1995, incorporated by reference in this Prospectus, by reference to the Current Report on Form 8-K dated July 1, 1997, and the CHC International, Inc. Hospitality Division financial statements as of November 30, 1996 and 1995 and for the years then ended, incorporated by reference in this Prospectus, by reference to the Current Report on Form 8-K dated September 30, 1997, as amended, and the Joint Current Report on Form 8-K dated February 9, 1998 have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

    The Combined Financial Statements of the Crow Family Hotel Partnerships incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving such reports.

    The Financial Statements of each of Wichita C.I. Associates III, L.P., Topeka C.I. Associates, L.P., Albuquerque C.I. Associates, L.P. and C.I. Nashville, Inc. as of December 31, 1995 and 1994 and for the two years in the period ended December 31, 1995, incorporated by reference in this Prospectus have been audited by Mayer Hoffman McCann L.C., independent auditors, as stated in their report with respect thereto and incorporated herein by reference.

================================================================================

    No person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such other information or representations must not be relied upon as having been authorized by the Companies or any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Companies since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered Securities to which it relates.



                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information....................................................   3

Incorporation of Certain Documents by Reference..........................   3

The Companies............................................................   5

Use of Proceeds..........................................................   6

Ratios of Earnings to Fixed Charges......................................   6

Description of Capital Stock.............................................   6

Description of Paired Common Stock.......................................   6

Description of Preferred Stock...........................................   7

Restictions on Transfers of Capital Stock................................   7

Certain Federal Income Tax Considerations................................   8

Plan of Distribution.....................................................  12

Legal Matters............................................................  12

Experts..................................................................  12

================================================================================

                                 $950,000,000

                      Patriot American Hospitality, Inc.
                                 Common Stock
                                Preferred Stock

                                  $50,000,000

                          Wyndham International, Inc.
                                  Common Stock
                                Preferred Stock
                             ---------------------

                                  PROSPECTUS

                             ---------------------


                               __________, 1998

================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*


Registration fee..................................................  $237,200
NASD fee..........................................................    30,500
Printing fees and expenses........................................   100,000
Legal fees and expenses...........................................   100,000
Accounting fees and expenses......................................    30,000
Blue Sky fees and expenses........................................    25,000
Miscellaneous.....................................................    50,000

Total.............................................................  $572,700

* Fees and expenses are estimated with the exception of the registration fee.

Item 15.  Indemnification of Directors and Officers.

    Pursuant to Section 145 of the DGCL, each of the Corporation Charter and the Operating Company Charter includes a provision which eliminates any personal liability for a director to the Corporation or the Operating Company, as the case may be, and to the stockholders, for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or the Operating Company, as the case may be, or to the stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) in connection with certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which such director derived an improper personal benefit. In addition, the Corporation Charter and the Operating Company Charter each provide that if the DGCL is amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation or the Operating Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

    Article VII of each of the Corporation Bylaws and the Operating Company Bylaws provides for indemnification by the Corporation or the Operating Company, as the case may be, of their respective officers, directors and the officers and directors of their respective subsidiaries to the fullest extent permitted by
Section 145 of the DGCL, as amended from time to time and the Corporation and the Operating Company may, by action of their respective Board of Directors, indemnify all other persons the Corporation or the Operating Company may indemnify under the DGCL.

Item 16.      Exhibits.

 Exhibit
 Number       Exhibit
 ------       -------

   4.1(1)     --  Agreement (the "Pairing Agreement"), dated February 15, 1983 and as amended February 18, 1988, between Bay Meadows
                  Operating Company and California Jockey Club (f/k/a Bay
                  Meadows Realty Enterprises, Inc.), as amended (incorporated by reference to Exhibit 4.3 to California Jockey Club's and Bay
                  Meadows Operating Company's Registration Statement on Form S-2
                  and to Exhibit 4.2 to California Jockey Club's and Bay Meadows
                  Operating Company's Annual Report on Form 10-K for the year ended December 31, 1987 (Nos. 001-09319 and 001-09320)).

   4.1(2)     --  Amendment No. 2 to the Pairing Agreement (incorporated by reference to Exhibit 4.2 to Patriot American Hospitality,
                  Inc.'s and Wyndham International, Inc.'s Registration
                  Statement on Form S-4 (Nos. 333-39875 and 333-39875-01)).

   4.1(3)     --  Form of Amendment No. 3 to the Pairing Agreement (incorporated by reference to Exhibit 4.3 to Patriot American Hospitality
                  Inc.'s and Wyndham International Inc.'s Registration Statement
                  on Form S-4 (Nos. 333-39875 and 333-39875-01)).

   4.2        --  Form of Cooperation Agreement, dated December 18, 1997, between Patriot American Hospitality, Inc. and Wyndham
                  International, Inc. (incorporated by reference to Exhibit 10.8 to Patriot American Hospitality, Inc.'s and Wyndham
                  International, Inc.'s Registration Statement on Form S-4 (Nos.
                  333-39875 and 333-39875-01)).

  *5.1        --  Opinion of Goodwin, Procter & Hoar LLP as to legality of securities being offered.

  *8.1        --  Opinion of Goodwin, Procter & Hoar LLP as to Tax Matters.

 *12.1        --  Statement re: Computation of Ratios of Earnings to Fixed
                  Charges.

  23.1        --  Consent of Goodwin, Procter & Hoar LLP (included in Exhibit
                  5.1 and Exhibit 8.1).

 *23.2        --  Consent of Deloitte & Touche LLP, San Francisco, California.

 *23.3        --  Consent of Deloitte & Touche LLP, Houston, Texas.

 *23.4        --  Consent of Ernst & Young LLP, Dallas, Texas.

 *23.5        --  Consent of Ernst & Young LLP, Seattle, Washington.

 *23.6        --  Consent of Ernst & Young LLP, Phoenix, Arizona.

 *23.7        --  Consent of Ernst & Young LLP, Miami, Florida.

 *23.8        --  Consent of Ernst & Young LLP, Kansas City, Missouri.

 *23.9        --  Consent of Ernst & Young LLP, San Juan, Puerto Rico.

 *23.10       --  Consent of Coopers & Lybrand L.L.P., Fort Lauderdale, Florida.

 *23.11       --  Consent of Coopers & Lybrand L.L.P., Pittsburgh, Pennsylvania.

 *23.12       --  Consent of Coopers & Lybrand L.L.P., Dallas, Texas.

 *23.13       --  Consent of Coopers & Lybrand L.L.P., Newport Beach,
                  California.

 *23.14       --  Consent of Coopers & Lybrand L.L.P., Phoenix, Arizona.

 *23.15       --  Consent of Coopers & Lybrand L.L.P., Tampa, Florida.

 *23.16       --  Consent of Pannell Kerr Forster PC.

 *23.17       --  Consent of Price Waterhouse LLP.

 *23.18       --  Consent of Arthur Andersen LLP.

 *23.19       --  Consent of Mayer Hoffman McCann L.C.

  24.1        --  Powers of Attorney (included on Signature Pages to the
                  Registration Statement).

-------------------------------
*Filed herewith.
                                     II-2

Item 17.   Undertakings.

     (a)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, February 6, 1998.

PATRIOT AMERICAN HOSPITALITY, INC.          WYNDHAM INTERNATIONAL, INC.


By:/s/ Paul A. Nussbaum                     By:/s/ James D. Carreker
   --------------------------------------      ---------------------------------
   Paul A. Nussbaum                            James D. Carreker
   Chairman of the Board and                   Chairman of the Board and Chief
   Chief Executive Officer                     Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, each of whom also constitutes and appoints Paul A. Nussbaum and John Bohlmann and each of them singly, his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same and all exhibits thereto, and any other documents in connection therewith with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Signature                       Title                                 Date
      ---------                       -----                                 ----
/s/ Paul A. Nussbaum        Chairman of the Board of Directors and     February 6, 1998
-------------------------   Chief Executive Officer,
Paul A. Nussbaum            Patriot American Hospitality, Inc.
                            (Principal Executive Officer)

/s/ William W. Evans III    President, Chief Operating Officer and     February 6, 1998
-------------------------   Director, Patriot American
William W. Evans III        Hospitality, Inc.

/s/ Anne L. Raymond         Chief Financial Officer and Executive      February 6, 1998
-------------------------   Vice President, Patriot American
Anne L. Raymond             Hospitality, Inc. (Principal Financial
                            Officer and Principal Accounting Officer)

/s/ John H. Daniels         Director, Patriot American                 February 4, 1998
-------------------------   Hospitality, Inc.
John H. Daniels


/s/ John C. Deterding       Director, Patriot American                 February 3, 1998
-------------------------   Hospitality, Inc.
John C. Deterding


/s/ Gregory R. Dillon       Director, Patriot American                 February 3, 1998
-------------------------   Hospitality, Inc.
Gregory R. Dillon


/s/ Arch K. Jacobson        Director, Patriot American                 February 5, 1998
-------------------------   Hospitality, Inc.
Arch K. Jacobson

/s/ James D. Carreker       Director, Patriot American                 February 6, 1998
-------------------------   Hospitality, Inc.
James D. Carreker

/s/ Phillip J. Ward         Director, Patriot American                 February 4, 1998
-------------------------   Hospitality, Inc.
Phillip J. Ward

/s/ Harlan R. Crow          Director, Patriot American                 February 5, 1998
-------------------------   Hospitality, Inc.
Harlan R. Crow

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, each of whom also constitutes and appoints James D. Carreker and Carla Moreland and each of them singly, his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same and all exhibits thereto, and any other documents in connection therewith with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Signature                           Title                           Date
        ---------                           -----                           ----

/s/ James D. Carreker       Chairman of the Board of Directors          February 6, 1998
-------------------------   and Chief Executive Officer,
James D. Carreker           Wyndham International, Inc.
                            (Principal Executive Officer)

/s/ Paul A. Nussbaum        Director, Wyndham International, Inc.       February 6, 1998
-------------------------
Paul A. Nussbaum

/s/ Karim Alibhai           President, Chief Operating Officer and      February 4, 1998
-------------------------   Director, Wyndham International, Inc.
Karim Alibhai

/s/ Rex E. Stewart          Chief Financial Officer and Treasurer,      February 3, 1998
-------------------------   Wyndham International, Inc.
Rex E. Stewart              (Principal Financial Officer
                            and Principal Accounting Officer)

/s/ Arch K. Jacobson        Director, Wyndham International, Inc.       February 5, 1998
-------------------------
Arch K. Jacobson

/s/ Leonard Boxer           Director, Wyndham International, Inc.       February 3, 1998
-------------------------
Leonard Boxer

/s/ Russ Lyon, Jr.          Director, Wyndham International, Inc.       February 4, 1998
-------------------------
Russ Lyon, Jr.

/s/  Burton C. Einspruch    Director, Wyndham International, Inc.       February 3, 1998
-------------------------
Burton C. Einspruch

/s/ Sherwood Weiser         Director, Wyndham International, Inc.       February 4, 1998
-------------------------
Sherwood Weiser

/s/ James C. Leslie         Director, Wyndham International, Inc.       February 3, 1998
-------------------------
James C. Leslie

/s/ Susan T. Groenteman     Director, Wyndham International, Inc.       February 5, 1998
-------------------------
Susan T. Groenteman

                                 EXHIBIT INDEX

 Exhibit
 Number       Exhibit
 ------       -------
    4.1(1)    --  Agreement (the "Pairing Agreement"), dated February 15, 1983 and as amended February 18, 1988, between Bay Meadows
                  Operating Company and California Jockey Club (f/k/a Bay
                  Meadows Realty Enterprises, Inc.), as amended (incorporated by reference to Exhibit 4.3 to California Jockey Club's and Bay
                  Meadows Operating Company's Registration Statement on Form S-
                  2, and to Exhibit 4.2 to California Jockey Club's and Bay
                  Meadows Operating Company's Annual Report on Form 10-K for the
                  year ended December 31, 1987 (Nos. 001-09319 and 001-09320)).

    4.1(2)    --  Amendment No. 2 to the Pairing Agreement (incorporated by reference to Exhibit 4.2 to Patriot American Hospitality,
                  Inc.'s and Wyndham International, Inc.'s Registration
                  Statement on Form S-4 (Nos. 333-39875 and 333-39875-01)).

    4.1(3)    --  Form of Amendment No. 3 to the Pairing Agreement (incorporated by reference to Exhibit 4.3 to Patriot American Hospitality
                  Inc.'s and Wyndham International, Inc.'s Registration
                  Statement on Form S-4 (Nos. 333-39875 and 333-39875-01)).


    4.2       --  Form of Cooperation Agreement, dated December 18, 1997, between Patriot American Hospitality, Inc. and Wyndham
                  International, Inc. (incorporated by reference to Exhibit 10.8 to Patriot American Hospitality, Inc.'s and Wyndham
                  International, Inc.'s Registration Statement on Form S-4 (Nos.
                  333-39875 and 333-39875-01)).

   *5.1       --  Opinion of Goodwin, Procter & Hoar LLP as to legality of securities being offered.

   *8.1       --  Opinion of Goodwin, Procter & Hoar LLP as to Tax Matters.

  *12.1       --  Statement re: Computation of Ratios of Earnings to Fixed
                  Charges.

   23.1       --  Consent of Goodwin, Procter & Hoar LLP (included in Exhibit
                  5.1 and Exhibit 8.1).

  *23.2       --  Consent of Deloitte & Touche LLP, San Francisco, California.

  *23.3       --  Consent of Deloitte & Touche LLP, Houston, Texas.

  *23.4       --  Consent of Ernst & Young LLP, Dallas, Texas.

  *23.5       --  Consent of Ernst & Young LLP, Seattle, Washington.

  *23.6       --  Consent of Ernst & Young LLP, Phoenix, Arizona.

  *23.7       --  Consent of Ernst & Young LLP, Miami, Florida.

  *23.8       --  Consent of Ernst & Young LLP, Kansas City, Missouri.

  *23.9       --  Consent of Ernst & Young LLP, San Juan, Puerto Rico.

  *23.10      --  Consent of Coopers & Lybrand L.L.P., Fort Lauderdale, Florida.

  *23.11      --  Consent of Coopers & Lybrand L.L.P., Pittsburgh, Pennsylvania.

  *23.12      --  Consent of Coopers & Lybrand L.L.P., Dallas, Texas.

  *23.13      --  Consent of Coopers & Lybrand L.L.P., Newport Beach,
                  California.

  *23.14      --  Consent of Coopers & Lybrand L.L.P., Phoenix, Arizona.

  *23.15      --  Consent of Coopers & Lybrand L.L.P., Tampa, Florida.

  *23.16      --  Consent of Pannell Kerr Forster PC.

  *23.17      --  Consent of Price Waterhouse LLP.

  *23.18      --  Consent of Arthur Andersen LLP.

  *23.19      --  Consent of Mayer Hoffman McCann L.C.

  24.1        --  Powers of Attorney (included on Signature Pages to the
                  Registration Statement).

-----------------------------
*Filed herewith.
                                     II-6